Exhibit 21
VARIAN MEDICAL SYSTEMS, INC.
LIST OF SUBSIDIARIES

Name	State or Other Jurisdiction of Incorporation
Centella Therapeutics, Inc.	DE, USA
Varian BioSynergy, Inc.	DE, USA
Varian Medical Systems Latin America, Ltd.	DE, USA
Varian Medical Systems India Pvt. Ltd.	DE, USA
Varian Medical Systems Pacific, Inc.	DE, USA
Varian Medical Systems Canada Holdings, Inc.	DE, USA
Varian Medical Systems International Holdings, Inc.	DE, USA
Varian Philippines, Ltd.	DE, USA
Varian Medical Systems Africa Holdings, Inc.	DE, USA
VivaRay, Inc.	CA, USA
Page Mill Corporation	MA, USA
Mansfield Insurance Company	VT, USA
Varian Medical Systems Algeria Spa	Algeria
Varian Medical Systems Australasia Pty Ltd.	Australia
Varian Medical Systems Gesellschaft m.b.H.	Austria
Varian Medical Systems Belgium N.V.	Belgium
Varian Medical Systems Brasil Limitada	Brazil
Varian Medical Systems Canada, Inc.	Canada
Jiangsu Varian Medical Systems Co., Ltd.	China
Varian Medical Systems (China) Co. Ltd.	China
Varian Medical Systems Trading (Beijing) Co., Ltd.	China
Varian Medical Systems Scandinavia AS	Denmark
Varian Medical Systems Finland OY	Finland
Varian Medical Systems France	France
MeVis Medical Solutions AG	Germany
Varian Medical Systems Deutschland G.m.b.H.	Germany
Varian Medical Systems Haan G.m.b.H.	Germany
Varian Medical Systems Deutschland Holdings G.m.b.H.	Germany
Varian Medical Systems Particle Therapy GmbH	Germany
Varian Medical Systems Hungary Kft	Hungary
Varian Medical Systems Italia S.p.A.	Italy
Varian Medical Systems India Software Pvt. Ltd.	India
Varian Medical Systems International (India) Pvt. Ltd.	India
Varian Medical Systems K.K.	Japan
Varian Medical Systems Korea, Inc.	Korea
Varian Medical Systems Malaysia Sdn. Bhd.	Malaysia
Varian Medical Systems Mauritius Ltd.	Mauritius
Varian Medical Systems de Mexico S de RL de CV	Mexico
Claymount Investments B.V.	Netherlands
Claymount Technologies Group B.V.	Netherlands

Claymount Switzerland AG	Switzerland
Claymount International AG	Netherlands
Claymount Assemblies Philippines, Inc.	Philippines
Claymount High Voltage Technologies (Beijing) Co. Ltd.	China
Claymount Assemblies B.V.	Netherlands
Claymount Americas Corporation	IL, USA
Varian FSC B.V.	Netherlands
Varian Medical Systems Nederland B.V.	Netherlands
Varian Medical Systems Nederland Holdings B.V.	Netherlands
Varian Medical Systems Nederland Finance B.V.	Netherlands
Varian Medical Systems (RUS) LLC	Russia
Varian Medical Systems Africa (Pty) Ltd.	South Africa
Varian Medical Systems Arabia Commercial Limited	Saudi Arabia
Varian Medical Systems Iberica S.L.	Spain
Varian Medical Systems International A.G.	Switzerland
Varian Medical Systems Imaging Laboratory Gmbh	Switzerland
Varian Medical Systems UK Ltd.	United Kingdom
Varian Medical Systems UK Holdings Limited	United Kingdom